EXHIBIT 5.1
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             OPINION OF CROWE & DUNLEVY, A PROFESSIONAL CORPORATION


                                  May 17, 2004


GMX Resources Inc.
One Benham Place
9400 N. Broadway, Suite 600
Oklahoma City, OK  73114

Gentlemen:

     We have acted as counsel to GMX Resources Inc. (the "Company") in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of warrants to purchase up to 175,000 shares of common stock, Class A warrants to purchase up to 125,000 shares of common stock, and 825,000 shares of common stock. Such warrants and shares of common stock are referred to herein as the "Securities."

     The registration statement under the Act with respect to the Securities is being filed with the Securities and Exchange Commission on or about May 17, 2004.

     We have examined and are familiar with originals or copies, the authenticity of which has been established to our satisfaction, of all such documents, corporate records, and other instruments as we have deemed necessary to express the opinion hereinafter set forth. Based on the foregoing, it is our opinion that (i) the shares of common stock included in the Securities to be resold in the manner described in the registration statement upon sale thereof in exchange for the consideration described in the registration statement will be validly issued, fully paid and non-assessable; and (ii) the warrants when issued and resold in the manner described in the registration statement will be valid and binding obligations of the Company.

     We consent to the use of this opinion as an exhibit to the above-mentioned registration statement and to the use of our name in such registration statement and the prospectus included therein under the heading "Legal Matters."

                                     Respectfully submitted,


                                     Crowe & Dunlevy, A Professional Corporation


                                     By: /s/ Jeffrey T. Hills
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                                             Jeffrey T. Hills